Exhibit 10.1

FLY-E GROUP, INC.

INDEPENDENT DIRECTOR’S AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of [     ] and is by and between Fly-E Group, Inc., a Delaware corporation (hereinafter referred to as the “Company”) and _________ (hereinafter referred to as the “Director”).

WHEREAS, the Company intends to appoint the Director, effective upon declaration by the U.S. Securities and Exchange Commission of effectiveness of the Company’s registration statement on Form S-1 in connection with its proposal IPO (the “Effective Date”) and desires to enter into an agreement with the Director with respect to such appointment; and

WHEREAS, the Director is willing to accept such appointment and to serve the Company on the terms set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. DUTIES. The Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law. The Director agrees to devote as much time as is necessary to perform completely the duties as the Director of the Company, including duties as a member of board committees as the Director may hereafter be appointed to. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors arising under the Delaware General Corporation Act.

2. TERM. The term of this Agreement shall commence as of the Effective Date and shall continue until the Director’s removal or resignation.

3. COMPENSATION. The Company will pay the Director a director’s fee of $50,000.00, per annum. The director’s fee for 2024 shall be paid upon the execution and delivery of this Agreement by the Director and the Company. For each year thereafter that the Director serves in the Company’s Board of Directors, the director’s fee shall be payable on the first day of each calendar year. This fee represents a retainer for services rendered as a member of the Company’s Board of Directors, and is in addition to any fees to which the Director may be entitled under guidelines and rules established by the Company from time to time for compensating nonemployee directors for serving on, and attending meetings of, committees of its Board of Directors and the board of directors of its subsidiaries.

4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director’s duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. CONFIDENTIALITY. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6. NON-COMPETE. During the term of this Agreement and for a period of twelve (12) months following the Director’s removal or resignation from the Board of Directors of the Company or any of its subsidiaries or affiliates (the “Restricted Period”), the Director shall not, directly or indirectly, (i) in any manner whatsoever engage in any capacity with any business competitive with the Company’s current lines of business or any business then engaged in by the Company, any of its subsidiaries or any of its affiliates (the “Company’s Business”) for the Director’s own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate; or (ii) have any interest as owner, sole proprietor, stockholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company’s Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than (x) five percent (5%) of the outstanding securities of any person or entity which is listed on any national securities exchange or regularly traded in the over-the-counter market or (y) three percent of the outstanding securities of any other person or entity, in each case, notwithstanding the fact that such person or entity is engaged in a business competitive with the Company’s Business. In addition, during the Restricted Period, the Director shall not develop any property for use in the Company’s Business on behalf of any person or entity other than the Company, its subsidiaries and affiliates.

7. TERMINATION. With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted here from shall prevent the stockholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

8. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Delaware, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office.

9. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto.

11. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware.

12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

13. MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

14. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

16. ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director’s Agreement to be duly executed and signed as of the day and year first above written.

FLY-E GROUP, INC.

BY:
Name:
Title:
Address:

INDEPENDENT DIRECTOR

BY:

Name:
Address:

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